                                                                    Exhibit 99.3

ITEM 8. FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
American Real Estate Partners, L.P.:

    We have audited the accompanying consolidated balance sheets of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, changes in partners' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the Index at Item 15(a)2. These consolidated financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

    We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                             /s/ KPMG LLP

New York, New York
March 12, 2004

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002
                       (IN $000'S EXCEPT PER UNIT AMOUNTS)

                                                                                             DECEMBER 31,
                                                                                -------------------------------------
                                                                                    2003                     2002
                                                                                ------------             ------------

                                  ASSETS
Real estate leased to others:
 Accounted for under the financing method (Notes 4, 14 and 15) ............     $    137,356             $    155,458
 Accounted for under the operating method, net of accumulated depreciation
  (Notes 5, 14 and 15) ....................................................           76,443                  204,242
Properties held for sale (Notes 5 and 14) .................................          128,813                    4,300
Investment in U.S. Government and Agency obligations (Note 6) .............           61,573                  336,051
Note receivable due from affiliate (Note 12) ..............................               --                  250,000
Cash and cash equivalents (Note 2) ........................................          467,704                   54,871
Marketable equity and debt securities (Note 7) ............................           80,522                   26,728
Mortgages and notes receivable (Note 11) ..................................           50,328                   56,216
Investment in NEG Holding LLC (Note 10) ...................................           69,346                  108,880
Equity interest in GB Holdings, Inc. (Note 8) .............................           30,854                   37,280
Hotel, casino and resort operating properties net of accumulated depreciation:
 Stratosphere Corporation hotel and casino (Note 9) .......................          174,249                  171,430
 Hotel and resort (Notes 5 and 13) ........................................           41,526                   44,346
Land and construction-in-progress .........................................           43,459                   40,415
Deferred tax asset (Note 19) ..............................................           82,450                   25,522
Receivables and other assets ..............................................           45,307                   44,737
                                                                                ------------             ------------
  Total ...................................................................     $  1,489,930             $  1,560,476
                                                                                ============             ============
                      LIABILITIES AND PARTNERS' EQUITY
Mortgages payable (Notes 4, 5 and 15):
 Real estate leased to others .............................................     $     98,128             $    171,848
 Properties held for sale .................................................           82,861                       --
                                                                                ------------             ------------
                                                                                     180,989                  171,848
Credit facility due affiliates (Notes 10 and 16) ..........................               --                   10,940
Senior notes due affiliates (Notes 10 and 16) .............................               --                  148,637
Interest payable-senior notes (Note 16) ...................................               --                   44,360
Accounts payable, accrued expenses and other liabilities ..................           53,844                   54,515
Preferred limited partnership units:
 $10 liquidation preference, 5% cumulative pay-in-kind; 9,900,000 authorized; 9,796,607 issued and outstanding as of December 31, 2003
  (Note 18) ...............................................................          101,649                       --
                                                                                ------------             ------------
                                                                                     336,482                  430,300
                                                                                ------------             ------------
Commitments and contingencies (Notes 3 and 22)
Limited partners:
 Preferred units, $10 liquidation preference, 5% cumulative pay-in-kind redeemable; 9,400,000 authorized; 9,330,963 issued and outstanding as of
  December 31, 2002 (Note 18) .............................................               --                   96,808
 Depositary units; 47,850,000 authorized; 47,235,484 outstanding ..........        1,184,870                1,071,857
General partner ...........................................................          (19,501)                 (26,568)
Treasury units at cost:
1,137,200 depositary units (Note 25) ......................................          (11,921)                 (11,921)
                                                                                ------------             ------------
Partners' equity (Notes 2, 3 and 17) ......................................        1,153,448                1,130,176
                                                                                ------------             ------------
  Total ...................................................................     $  1,489,930             $  1,560,476
                                                                                ============             ============

                 See notes to consolidated financial statements.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                      (IN $000'S EXCEPT PER UNIT AMOUNTS)

                                                                YEARS ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                          2003            2002            2001
                                                      ------------    ------------    ------------

Revenues:
 Hotel and casino operating income (Note 9) .......   $    163,701    $    156,315    $    144,354
 Land, house and condominium sales ................         13,265          76,024          55,566
 Interest income on financing leases ..............         13,115          14,722          16,935
 Interest income on U.S. Government and Agency
  obligations and other investments (Notes 11
  and 12) .........................................         22,543          30,344          30,367
 Rental income ....................................         11,636          10,516          10,431
 Hotel and resort operating income (Note 13) ......         14,592          14,918          12,276
 Accretion of investment in NEG Holding LLC
  (Note 10) .......................................         30,142          32,879           9,834
 Oil and gas operating income .....................             --              --          33,176
 NEG management fee ...............................          7,967           7,637           2,699
 Dividend and other income (Notes 7 and 11) .......          3,061           2,720           4,877
 Equity in earnings (loss) of GB Holdings,
  Inc. (Note 8) ...................................         (3,466)            305           1,807
                                                      ------------    ------------    ------------
                                                           276,556         346,380         322,322
                                                      ------------    ------------    ------------
Expenses:
 Hotel and casino operating expenses (Note 9) .....        135,429         131,659         127,956
 Cost of land, house and condominium sales ........          9,129          54,640          42,599
 Hotel and resort operating expenses (Note 13) ....         11,138          12,553          10,792
 Interest expense (Notes 7, 14, 15 and 18) ........         20,640          27,369          34,765
 Oil and gas operating expenses ...................             --              --           5,569
 Depreciation and amortization ....................         17,773          17,613          20,814
 General and administrative expenses (Note 3) .....         14,081          14,134          13,011
 Property expenses ................................          5,475           4,682           3,028
                                                      ------------    ------------    ------------
                                                           213,665         262,650         258,534
                                                      ------------    ------------    ------------
Operating income ..................................         62,891          83,730          63,788
Other gains and (losses):
 Provision for loss on real estate ................           (750)         (3,212)         (3,184)
 Gain on sale of marketable equity and debt
  securities ......................................          2,607              --           6,749
 Write-down of equity securities available for
  sale (Note 7) ...................................           (961)         (8,476)             --
 Write-down of mortgages and notes receivable
  (Note 7) ........................................        (18,798)             --              --
 Gain on sales and disposition of real estate
  (Note 14) .......................................          7,121           8,990           1,737
  Loss on limited partnership interests ...........             --          (3,750)             --
 Minority interest in net earnings of
  Stratosphere Corporation (Note 9) ...............             --          (1,943)           (450)
                                                      ------------    ------------    ------------
Income from continuing operations before
  income taxes ....................................         52,110          75,339          68,640
 Income tax benefit (expense) (Note 19) ...........          6,495          (7,480)         30,077
                                                      ------------    ------------    ------------
 Income from continuing operations ................         58,605          67,859          98,717
                                                      ------------    ------------    ------------
Discontinued operations:
 Income from discontinued operations ..............          6,139           6,007           6,117
 Gain on sales and disposition of real estate .....          3,353              --              --
                                                      ------------    ------------    ------------
Income from discontinued operations ...............          9,492           6,007           6,117
                                                      ------------    ------------    ------------
Net earnings ......................................   $     68,097    $     73,866    $    104,834
                                                      ============    ============    ============
Net earnings attributable to (Note 3):
  Limited partners ................................   $     59,360    $     63,168    $     66,190
  General partners ................................          8,737          10,698          38,644
                                                      ------------    ------------    ------------
                                                      $     68,097    $     73,866    $    104,834
                                                      ============    ============    ============
Net earnings per limited partnership unit (Note 2):
 Basic earnings:

  Income from continuing operations ...............   $       1.03    $       1.15    $       1.21
  Income from discontinued operations .............           0.20            0.12            0.13
                                                      ------------    ------------    ------------
 Basic earnings per LP unit .......................   $       1.23    $       1.27    $       1.34
                                                      ============    ============    ============
Weighted average limited partnership units
  outstanding .....................................     46,098,284      46,098,284      46,098,284
                                                      ============    ============    ============
 Diluted earnings:
  Income from continuing operations ...............   $       0.96    $       1.02    $       1.09
  Income from discontinued operations .............           0.17            0.10            0.10
                                                      ------------    ------------    ------------
 Diluted earnings per LP unit .....................   $       1.13    $       1.12    $       1.19
                                                      ============    ============    ============
Weighted average limited partnership units and
  equivalent partnership units outstanding ........     54,489,943      56,466,698      55,599,112
                                                      ============    ============    ============

                 See notes to consolidated financial statements.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS'
                         EQUITY AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                                  (IN $000'S)

                                                  GENERAL      LIMITED PARTNERS' EQUITY
                                                  PARTNER'S    ------------------------         HELD IN TREASURY         TOTAL
                                                  EQUITY       DEPOSITARY    PREFERRED     ------------------------    PARTNERS'
                                                 (DEFICIT)        UNITS         UNITS        AMOUNTS        UNITS       EQUITY
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Balance, December 31, 2000 (as previously
  reported) ..................................   $   22,498    $  944,340    $   87,808    $  (11,921)        1,137   $1,042,725
NEG, Inc. acquisition (Note 1) ...............     (119,705)           --            --            --            --     (119,705)
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Balance, December 31, 2000 (Restated) ........      (97,207)      944,340        87,808       (11,921)        1,137      923,020
Comprehensive income:
Net earnings .................................       38,644        66,190            --            --            --      104,834
Reversal of unrealized loss on sale of debt
  securities .................................           78         3,818            --            --            --        3,896
Net unrealized losses on securities available
  for sale ...................................         (269)      (13,257)           --            --            --      (13,526)
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Comprehensive income .........................       38,453        56,751            --            --            --       95,204
Pay-in-kind distribution (Note 18) ...........           --        (4,390)        4,390            --            --           --
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Balance, December 31, 2001 (Restated) ........      (58,754)      996,701        92,198       (11,921)        1,137    1,018,224
Comprehensive income:
Net earnings .................................       10,698        63,168            --            --            --       73,866
Reversal of unrealized loss on sale of debt
  securities .................................          211        10,384            --            --            --       10,595
Adjustment to reverse unrealized loss on
  investment securities reclassified to notes
  receivable .................................          131         6,451            --            --            --        6,582
Net unrealized losses on securities available
  for sale ...................................           (5)         (237)           --            --            --         (242)
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Comprehensive income .........................       11,035        79,766            --            --            --       90,801
Net adjustment for acquisition of minority
  interest (Note 9(a)) .......................       21,151            --            --            --            --       21,151
Pay-in-kind distribution (Note 18) ...........           --        (4,610)        4,610            --            --           --
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Balance, December 31, 2002 (Restated) ........      (26,568)    1,071,857        96,808       (11,921)        1,137    1,130,176
Comprehensive income:
Net earnings .................................        8,737        59,360            --            --            --       68,097
Reversal of unrealized loss on sale of debt
  securities .................................           15           746            --            --            --          761
Net unrealized gains on securities available
  for sale ...................................          183         8,991            --            --            --        9,174
Sale of marketable equity securities available
  for sale ...................................           (6)         (274)           --            --            --         (280)
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Comprehensive income .........................        8,929        68,823            --            --            --       77,752
Pay-in-kind distribution (Note 18) ...........           --        (2,391)        2,391            --            --           --
Recognition of deferred tax asset at date of
  bankruptcy (Note 19) .......................          946        46,581            --            --            --       47,527
Capital distribution (Note 1) ................       (2,808)           --            --            --            --       (2,808)
Reclassification of Preferred LP units to
  liabilities (Note 18) ......................           --            --       (99,199)           --            --      (99,199)
                                                 ----------    ----------    ----------    ----------    ----------   ----------
Balance, December 31, 2003 ...................   $  (19,501)   $1,184,870    $       --    $  (11,921)        1,137   $1,153,448
                                                 ==========    ==========    ==========    ==========    ==========   ==========

      Accumulated other comprehensive gain (loss) at December 31, 2003, 2002 and 2001 was $9,174, ($242) and ($17,178), respectively.

                 See notes to consolidated financial statements.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                                  (IN $000'S)


                                                                            YEARS ENDED DECEMBER 31,
                                                                    --------------------------------------
                                                                       2003          2002          2001
                                                                    ----------    ----------    ----------

Cash flows from operating activities:
 Income from continuing operations ...............................  $   58,605    $   67,859    $   98,717
 Adjustments to reconcile net earnings to net cash provided by operating activities:
  Depreciation and amortization ..................................      17,773        17,613        20,814
  Preferred LP interest expense ..................................       2,450            --            --
  Gain on sale of marketable equity securities ...................      (2,607)           --        (6,749)
  Gain on sales and disposition of real estate ...................      (7,121)       (8,990)       (1,737)
  Loss on limited partnership interests ..........................          --         3,750            --
  Provision for loss on real estate ..............................         750         3,212         3,184
  Write-down of equity securities available for sale .............         961         8,476            --
  Write-down of mortgages and notes receivable ...................      18,798            --            --
  Minority interest in net earnings of Stratosphere Corporation ..          --         1,943           450
  Equity in losses (earnings) of GB Holdings, Inc ................       3,466          (305)       (1,807)
  Deferred gain amortization .....................................      (2,038)       (2,038)         (849)
  Accretion of investment in NEG Holding LLC .....................     (30,142)      (32,879)       (9,834)
  Deferred income tax (benefit) expense ..........................      (7,147)        7,480       (30,077)
  Change in fair market value of derivative contracts ............          --            --           716
  Changes in operating assets and liabilities:
     (Increase) decrease in land and construction-in-progress ....      (6,556)       24,215         7,753
     Decrease in accounts payable, accrued expenses
     and other liabilities .......................................     (40,503)       (3,037)       (1,359)
    Decrease in receivables and other assets .....................       1,424         4,068         4,570
                                                                    ----------    ----------    ----------
    Net cash provided by continuing operations ...................       8,113        91,367        83,792
                                                                    ----------    ----------    ----------
 Income from discontinued operations .............................       9,492         6,007         6,117
  Depreciation and amortization ..................................       4,212         3,616         3,383
  Net gain from property transactions ............................      (3,353)           --            --
                                                                    ----------    ----------    ----------
   Net cash provided by discontinued operations ..................      10,351         9,623         9,500
                                                                    ----------    ----------    ----------
   Net cash provided by operating activities .....................      18,464       100,990        93,292
                                                                    ----------    ----------    ----------
Cash flows from investing activities:
 Increase in mortgages and notes receivable ......................     (31,112)      (23,200)      (15,583)
 Repayments of mortgages and notes receivable ....................      12,200        23,000            --
 Net proceeds from the sales and disposition of real estate ......      15,290        20,513         3,656
 Principal payments received on leases accounted for under the
  financing method ...............................................       5,310         5,941         6,858
  Additions to hotel, casino and resort operating property .......     (19,734)       (4,577)      (62,662)
 Acquisitions of rental real estate ..............................          --       (18,226)           --
 Additions to rental real estate .................................        (413)         (181)       (1,064)
 Decrease (increase) in investment in U.S. Government and Agency
  Obligations (Note 2) ...........................................     274,478       (22,410)      162,046
 Disposition of marketable equity & debt securities...............       3,843            --        17,929
 Disposition proceeds on sale mortgages and notes receivable .....       2,621            --            --
 Increase in marketable equity & debt securities .................     (45,140)       (4,415)           --
 Decrease (increase) in note receivable from affiliate ...........     250,000            --      (250,000)
 Decrease in minority interest in Stratosphere Corp...............          --       (44,744)           --
 Decrease in investment in Stratosphere Corp .....................         788            --            --
 Investment in NEG, Inc ..........................................    (148,101)           --            --
 Investment in NEG Holding LLC ...................................          --            --        (4,379)
 Guaranteed payment from NEG Holding LLC .........................      18,229        21,653         3,625
 Priority distribution from NEG Holding LLC ......................      40,506            --            --
 Oil and natural gas acquisition, exploration and development
  expenditures ...................................................          --            --       (26,432)
 Decrease in due to affiliate ....................................          --       (68,815)       (8,716)
 Increase in investment in joint ventures ........................          --            --        (5,856)
 Other ...........................................................         589           197           (29)
                                                                    ----------    ----------    ----------
   Net cash provided by (used in) continuing operations ..........     379,354      (115,264)     (180,607)
 Cash flows from discontinued operations:
   Net proceeds from the sales and disposition of real estate ....       5,336            --            --
                                                                    ----------    ----------    ----------
   Net cash provided by (used in) investing activities ...........     384,690      (115,264)     (180,607)
                                                                    ----------    ----------    ----------

                                                                             (table continued on next page)

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES


                                                                                    YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------
                                                                              2003          2002          2001
                                                                            ----------    ----------    ----------

Cash Flows from financing activities:
 Debt:
  Repayment of credit facility .........................................            --            --       (25,000)
  Proceeds from credit facility ........................................            --            --        10,940
  Repayment of senior notes ............................................            --            --       (10,500)
  Proceeds from mortgages payable ......................................        20,000        12,700            --
  Payments on mortgages payable ........................................        (3,837)         (462)       (6,457)
  Periodic principal payments ..........................................        (6,484)       (7,198)       (6,840)
  Balloon payments .....................................................            --            --        (1,756)
                                                                            ----------    ----------    ----------
   Net cash provided by (used in) financing activities .................         9,679         5,040       (39,613)
                                                                            ----------    ----------    ----------
Net increase (decrease) in cash and cash equivalents ...................       412,833        (9,234)     (126,928)
Cash and cash equivalents, beginning of year ...........................        54,871        64,105       191,033
                                                                            ----------    ----------    ----------
Cash and cash equivalents at end of year ...............................    $  467,704    $   54,871    $   64,105
                                                                            ==========    ==========    ==========
Supplemental information:
  Cash payments for interest, net of amounts capitalized...............     $   62,324    $   36,646    $   51,910
                                                                            ==========    ==========    ==========
  Cash payments for income taxes .......................................    $       --    $       --    $    1,200
                                                                            ==========    ==========    ==========
Supplemental schedule of noncash investing and financing activities:
Reclassification of real estate to operating lease .....................    $    5,065    $   13,403    $    3,082
Reclassification from hotel and resort operating properties ............            --            --        (1,167)
Reclassification of real estate from financing lease ...................        (5,065)      (13,503)       (9,754)
Reclassification of real estate from operating lease ...................      (126,263)           --            --
Reclassification of real estate to property held for sale...............       126,263           100         6,672
Decrease in mortgages and notes receivable .............................        (3,453)           --            --
Decrease in deferred income ............................................         2,565            --            --
Increase in real estate accounted for under the operating method .......           888            --            --
Reclassification of real estate to (from) construction-in-progress .....            --            --         1,167
Reclassification from marketable equity and debt securities ............            --       (20,494)           --
Reclassification from receivable and other assets ......................        (1,631)           --            --
Reclassification to mortgages and notes receivable .....................         1,631        20,494            --
                                                                            ----------    ----------    ----------
                                                                            $       --    $       --    $       --
                                                                            ==========    ==========    ==========
Net unrealized gains (losses) on securities available for sale .........    $    9,174    $     (242)   $  (13,526)
                                                                            ==========    ==========    ==========
Increase in equity and debt securities .............................        $    1,200    $    2,890    $    2,500
                                                                            ==========    ==========    ==========
Contribution of note from NEG Holding LLC ..........................        $   10,940    $       --    $       --
                                                                            ==========    ==========    ==========
Transfer of assets and liabilities to NEG Holding LLC...............        $       --    $       --    $   87,066
                                                                            ==========    ==========    ==========

                 See notes to consolidated financial statements.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      On July 1, 1987, American Real Estate Holdings Limited Partnership (the "Subsidiary"), in connection with an exchange offer (the "Exchange"), entered into merger agreements with American Real Estate Partners, L.P. (the "Company") and each of thirteen separate limited partnerships (collectively, the "Predecessor Partnerships"), pursuant to which the Subsidiary acquired all the assets, subject to the liabilities of the Predecessor Partnerships.

      By virtue of the Exchange, the Subsidiary owns the assets, subject to the liabilities, of the Predecessor Partnerships. The Company owns a 99% limited partner interest in the Subsidiary. American Property Investors, Inc. (the "General Partner") owns a 1% general partner interest in both the Subsidiary and the Company representing an aggregate 1.99% general partner interest in the Company and the Subsidiary. The General Partner is owned and controlled by Mr. Carl C. Icahn ("Icahn" or "Mr. Icahn").

      On August 16, 1996 the Company amended its Partnership Agreement to permit non-real estate related acquisitions and investments which has allowed and continues to permit the Company to take advantage of investment opportunities it believes exist outside of the real estate market in order to seek to enhance unitholder value and further diversify its assets. The Amendment permits the Company to invest in securities issued by companies that are not necessarily engaged as one of their primary activities in the ownership, development or management of real estate to further diversify its investments while remaining in the real estate business and continuing to pursue suitable investments in the real estate markets. Under the Amendment, investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company's assets invested in any one type of security or any single issuer will not be limited.

      The Company will conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940 (the "1940 Act"). Generally, this means that no more than 40% of the Company's total assets will be invested in investment securities as such is defined in the 1940 Act. In addition, the Company does not intend to invest in securities as its primary business and will structure its investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.

      The Company and its consolidated subsidiaries are engaged in the following operating businesses: (i) rental real estate, (ii) hotel, casino and resort operations, (iii) land, house and condominium development, (iv) participation and management of oil and gas operating properties and (v) investment in securities including investment in other entities and marketable equity and debt securities.

      In March 2000, the Company purchased an additional 50,000 shares of the Stratosphere Corporation ("Stratosphere") from an affiliate of the General Partner resulting in the Company owning approximately 51% of Stratosphere and has included its accounts on a consolidated basis. In December 2002, the Company purchased the remaining 49% minority interest. See Note 9.

      In October 2003, the Company acquired certain debt and equity securities of National Energy Group, Inc. ("NEG") from entities affiliated with Icahn for an aggregate consideration of $148.1 million. NEG owns a 50% interest in NEG Holding LLC ("Holding LLC") which owns oil and gas properties managed by NEG. The other 50% interest in Holding LLC is held by an Icahn affiliate and managing member. In connection with the acquisition of stock in NEG, the excess of cash disbursed over the historical cost which amounted to $2.8 million was charged to the General Partner's equity.

      In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis. There is no minority interest allocated to the other NEG stockholders because of NEG's negative equity. See Note 10.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Financial Statements and Principles of Consolidation -- The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and include only those assets, liabilities and results of operations, which relate to the Company and its wholly owned and majority owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investments in subsidiaries that are less than 50% owned under the equity method of accounting.

      Net Earnings Per Limited Partnership Unit -- Basic earnings per share are based on earnings after the preferred pay-in-kind distribution to Preferred Unitholders. The resulting net earnings available for limited partners are divided by the weighted average number of shares of limited partnership units outstanding.

      Diluted earnings per share uses net earnings attributable to limited partner interests as the numerator with the denominator based on the weighted average number of units and equivalent units outstanding. The Preferred units are considered to be unit equivalents. The number of limited partnership units used in the calculation of diluted income per limited partnership unit increased as follows: 8,391,659, 10,368,414 and 9,500,828 limited partnership units for the years ended December 31, 2003, 2002 and 2001, respectively, to reflect the effects of the conversion of preferred units.

      For accounting purposes, NEG's earnings prior to the NEG acquisition in October 2003 have been allocated to the General Partner and therefore excluded from the computation of basic and diluted earnings per limited partnership unit.

      Cash and Cash Equivalents -- The Company considers short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents. Included in cash and cash equivalents at December 31, 2003 and 2002 are investments in government backed securities of approximately $378,000,000 and $5,467,000, respectively.

      Marketable Equity and Debt Securities and Investment in U.S. Government and Agency Obligations -- Investments in equity and debt securities are classified as either held-to-maturity or available for sale for accounting purposes. Investments in U.S. Government and Agency Obligations are classified as available for sale. Available for sale securities are carried at fair value on the balance sheet of the Company. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners' Equity. Held-to-maturity securities are recorded at amortized cost.

      A decline in the market value of any held-to-maturity or available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

MORTGAGES AND NOTES RECEIVABLE

         a. The Company has generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.

         b. The Company has provided development financing for certain real estate projects. The security for these loans is either a second mortgage or a pledge of the developers' ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. Current mezzanine loans accrue interest at approximately 22% per annum. Generally interest is not paid periodically but is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of principal and interest payments.

         Income Taxes -- No provision has been made for Federal, state or local income taxes on the results of operations generated by partnership activities as such taxes are the responsibility of the partners. Stratosphere and NEG, the Company's corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Leases -- The Company leases to others substantially all its real property under long-term net leases and accounts for these leases in accordance with the provisions of Financial Accounting Standards Board Statement No. 13, "Accounting for Leases," as amended. This Statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease.

         a. Financing Method-Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.

         b. Operating Method-Under this method, revenue is recognized as rentals become due and expenses (including depreciation) are charged to operations as incurred.

         Properties -- Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the values of the properties are considered other than temporary at which time the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS 144 have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations.

         Depreciation -- Depreciation is computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 3 to 45 years.

         Use of Estimates -- Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The more significant estimates include the valuation of (i) long-lived assets, (ii) mortgages and notes receivable, (iii) marketable equity and debt securities,
(iv) costs to complete for land, house and condominium developments, (v) gaming-related liability and loyalty programs and (vi) deferred tax assets.

Revenue Recognition

         1. Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. The Company follows the guidelines for profit recognition set forth by Financial Accounting Standards Board (FASB) Statement No. 66, "Accounting for Sales of Real Estate."

         2. Casino revenues and promotional allowances -- The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The cost of such complimentaries is included in "Hotel and casino operating expenses".

         3. Sales, advertising and promotion -- These costs are expensed as incurred.

         Land and Construction-in-Progress -- These costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The capitalization rate is based on the interest rate on specific borrowings to fund the projects.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

         Investment in NEG Holding LLC -- Due to the substantial uncertainty that the Company will receive any distribution above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method) (see Note 10). Following receipt of the guaranteed payments and priority distributions, the residual interest in the investment will be valued at zero.

         The Company periodically evaluates the propriety of the carrying amount of its investment in Holding LLC to determine whether current events or circumstances warrant adjustments to the carrying value and/or revisions to accretion of income. The Company currently believes that no such impairment has occurred and that no revision to the accretion of income is warranted.

         Accounting for Impairment of a Loan -- If it is probable that based upon current information the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement, the Company considers the asset to be "impaired". Reserves are established against impaired loans in amounts equal to the difference between the recorded investment in the asset and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent.

         Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of -- Long-lived assets held and used by the Company and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.

         In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Recent Accounting Standards:

         1. In May 2003, the FASB issued SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS 150 on July 1, 2003 and has reclassified its preferred units to a liability account. See Note 18.

         2. In January 2003, the FASB issued FASB Interpretation 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R, issued in December 2003 as a revision to the original interpretation, clarifies the application of ARB 51, Consolidated Financial Statements, to certain entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

         The Company is required to apply FIN 46R to variable interests created after January 2003. For variable interest entities created prior to January 2003, for which FIN 46 has not been applied prior to December 24, 2003, the interpretation will be applied in reporting periods ending after March 15, 2004.

         The Company has an investment in a variable interest entity, which owns oil and natural gas operating properties. The variable interest entity has net assets of $161 million. The Company has determined that it is not the primary beneficiary of the variable interest entity. The maximum exposure to losses as a result of its involvement with the variable interest entity is $69 million.

3.    RELATED PARTY TRANSACTIONS

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

         a. At December 31, 2002, the Company had a $250 million note receivable from Mr. Icahn, Chairman of the General Partner, which was repaid in October 2003. (See Note 12).

         b. In addition, in 1997 the Company entered into a license agreement for a portion of office space from an affiliate. The license agreement dated as of February 1, 1997 expires May 22, 2004 unless sooner terminated in accordance with the agreement. Pursuant to the license agreement, the Company has the non-exclusive use of 3,547 square feet of office space and common areas (of an aggregate 21,123 rentable square feet sublet by such affiliate) for which it paid $17,068 per month, together with 16.79% of certain "additional rent". In November 2000, the Company reduced its office size to approximately 2,275 square feet, which decreased its monthly rental to $11,185 plus 10.77% of certain additional rent. In the years ended December 31, 2003, 2002 and 2001, the Company paid such affiliate approximately $159,000, $153,000 and $147,000 of rent, respectively, in connection with this licensing agreement. The terms of such sublease were reviewed and approved by the Audit Committee. The agreement expires in May 2004. If the Company must vacate the space, it believes there will be adequate alternative space available.

        c. Stratosphere received as reimbursement from affiliates of the General Partner approximately $2,993,000, $1,675,000 and $1,343,000 in the years ended December 31, 2003, 2002 and 2001, respectively, for administrative services performed by Stratosphere personnel.

         Stratosphere received hotel revenue of approximately $3,000, $123,000 and $600,000 in the years ended December 31, 2003, 2002 and 2001, respectively, in connection with a tour and travel agreement entered into with an affiliate of the General Partner. Stratosphere also received approximately $101,000 in hotel and food revenue from an affiliate of the General Partner in the year ended December 31, 2003 in connection with a conference held at Stratosphere.

        d. The General Partner and its affiliates may realize substantial fees, commissions and other income from transactions involving the purchase, operation, management, financing and sale of the Company's properties, subject to certain limitations relating to properties acquired from the Predecessor Partnerships in the Exchange. Some of such amounts may be paid regardless of the overall profitability of the Company and whether any distributions have been made to Unitholders. As new properties are acquired, developed, constructed, operated, leased, financed and sold, the General Partner or its affiliates may perform acquisition functions, development and construction oversight and other land development services, property management and leasing services, either on a day-to-day basis or on an asset management basis, and other services and be entitled to fees and reimbursement of expenses relating thereto, including property management fees, real estate brokerage and leasing commissions, fees for financing either provided or arranged by the General Partner and its affiliates, development fees, general contracting fees and construction management fees. The terms of any transactions between the Company and the General Partner or its affiliates must be fair and reasonable to the Company and customary to the industry. There were no significant fees paid in the years ended December 31, 2003, 2002, and 2001.

         e. NEG received management fees from an affiliate of approximately $7,967,000, $7,637,000 and $2,699,000 in the years ended December 31, 2003, 2002 and 2001, respectively.

         f. NEG entered into an agreement to manage TransTexas Gas Corporation, an Icahn affiliate, for a fee of $312,500 per month.

         g. For the year ended December 31, 2003, the Company paid approximately $81,000 to an affiliate of the General Partner for telecommunication services.

         h. See Note 26 in connection with the acquisition of Arizona Charlie's Decatur and Arizona Charlie's Boulder from Icahn and an entity affiliated with Icahn.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

4.    REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD

         Real estate leased to others accounted for under the financing method is summarized as follows (in $000's):

                                                     DECEMBER 31,
                                              -------------------------
                                                 2003           2002
                                              ----------     ----------

        Minimum lease payments receivable     $  161,785     $  180,943
        Unguaranteed residual value .....         74,651         87,160
                                              ----------     ----------
                                                 236,436        268,103
        Less unearned income ............         99,080        112,645
                                              ----------     ----------
                                              $  137,356     $  155,458
                                              ==========     ==========

         The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2003 in ($000's):

                         YEAR ENDING
                         DECEMBER 31,           AMOUNT
                         ---------------     ----------
                         2004............    $  17,797
                         2005............       15,686
                         2006............       15,491
                         2007............       14,577
                         2008............       13,221
                         Thereafter......       85,013
                                             ---------
                                             $ 161,785
                                             =========

         At December 31, 2003, approximately $107,543,000 of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.

5.    REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD

         a. Real estate leased to others accounted for under the operating method is summarized as follows (in $000's):

                                                    DECEMBER 31,
                                             -------------------------
                                                2003           2002
                                             ----------     ----------

         Land ........................       $   24,040     $   55,034
         Commercial Buildings ........           83,252        194,521
                                             ----------     ----------
                                                107,292        249,555
         Less accumulated depreciation           30,849         45,313
                                             ----------     ----------
                                             $   76,443     $  204,242
                                             ==========     ==========

         As of December 31, 2003 and 2002, accumulated depreciation on the hotel and resort operating properties (not included above) amounted to approximately $12,341,000 and $9,665,000, respectively (See Note 13).

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

         The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2003 (in $000's):

                      YEAR ENDING
                      DECEMBER 31,        AMOUNT
                      ------------       --------
                      2004........       $  9,967
                      2005........          8,802
                      2006........          5,443
                      2007........          3,874
                      2008........          2,810
                      Thereafter..          5,799
                                         --------
                                         $ 36,695
                                         ========

         At December 31, 2003, approximately $15,630,000 of net real estate leased to others was pledged to collateralize the payment of non-recourse mortgages payable.

         b. Real estate held for sale (in $000's):

                                                    DECEMBER 31,
                                            -------------------------
                                               2003           2002
                                            ----------     ----------

        Leased to others ............       $  146,416     $       --
        Vacant ......................            2,550          4,300
                                            ----------     ----------
                                               148,966          4,300
        Less accumulated depreciation           20,153             --
                                            ----------     ----------
                                            $  128,813     $    4,300
                                            ==========     ==========

         The following is a summary of income from discontinued operations (in $000's):

                                                           DECEMBER 31,
                                                ----------------------------------
                                                  2003         2002         2001
                                                --------     --------     --------

Rental income .........................         $ 18,548     $ 17,409     $ 16,456
Hotel & resort operating income .......            3,912        3,679        4,142
                                                --------     --------     --------
                                                  22,460       21,088       20,598
                                                --------     --------     --------
Mortgage interest expense .............            6,247        5,691        5,599
Depreciation and amortization .........            4,212        3,616        3,383
Property expenses .....................            2,546        2,589        2,127
Hotel and resort operating expenses ...            3,316        3,185        3,372
                                                --------     --------     --------
                                                  16,321       15,081       14,481
                                                --------     --------     --------
Income from discontinued operations             $  6,139     $  6,007     $  6,117
                                                ========     ========     ========

     At December 31, 2003, approximately $105,984,000, respectively, of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

6.    INVESTMENT IN U.S. GOVERNMENT AND AGENCY OBLIGATIONS

         The Company has investments in U.S. Government and Agency Obligations whose maturities range from 2004 to December 2008 as follows (in $millions):

                                           DECEMBER 31,
                          -----------------------------------------------
                                   2003                     2002
                          ---------------------     ---------------------
                            COST       CARRYING       COST       CARRYING
                           BASIS        VALUE        BASIS         VALUE
                          --------     --------     --------     --------

Available for Sale:
Matures in:
 less than 1 year .       $   52.8     $   52.8     $  292.9     $  292.9
 2-5 years ........            9.0          8.8         39.7         39.7
 Thereafter .......             --           --          3.4          3.4
                          --------     --------     --------     --------
                          $   61.8     $   61.6     $  336.0     $  336.0
                          ========     ========     ========     ========

7.    MARKETABLE EQUITY AND DEBT SECURITIES

                                                       DECEMBER 31,
                                     -----------------------------------------------
                                             2003                     2002
                                     ---------------------     ---------------------
                                       COST       CARRYING       COST       CARRYING
(IN $MILLIONS)                         BASIS       VALUE         BASIS       VALUE
                                     --------     --------     --------     --------

Available for Sale:
 Philip Service Corporation (b):
   Equity ......................     $     --     $     --     $    9.4     $    0.2
 Corporate bonds (c) ...........         45.1         51.6           --           --
 Other .........................          1.3          4.2          2.5          3.0
                                     --------     --------     --------     --------
                                         46.4         55.8         11.9          3.2
Held-to-maturity:
  GB Notes(a) ..................         21.3         24.7         21.3         23.5
                                     --------     --------     --------     --------
   Total .......................     $   67.7     $   80.5     $   33.2     $   26.7
                                     ========     ========     ========     ========

         a. In 1998 and 1999, the Company acquired an interest in the Sands Hotel and Casino (the "Sands") located in Atlantic City, New Jersey by purchasing the principal amount of approximately $31.4 million of First Mortgage Notes ("Notes") issued by GB Property Funding Corp. ("GB Property"). GB Property was organized as a special purpose entity for the borrowing of funds by Greate Bay Hotel and Casino, Inc. ("Greate Bay"). The purchase price for such notes was approximately $25.3 million. An affiliate of the General Partner also made an investment in the Notes of GB Property. A total of $185 million of such Notes were issued.

         Greate Bay owned and operated the Sands, a destination resort complex, located in Atlantic City, New Jersey. On January 5, 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long term debt.

         Furthermore, in 1998 and 1999, the Company acquired an interest in the Claridge Hotel and Casino (the "Claridge Hotel") located in Atlantic City, New Jersey by purchasing the principal amount of $16.7 million of First Mortgage Notes of the Claridge Hotel and Casino Corporation (the "Claridge Corporation"). The purchase price of such notes was approximately $15.1 million. A total of $85 million of such notes were issued. An affiliate of the General Partner also made an investment in the Notes of the Claridge Corporation. In August 1999, the Claridge Corporation announced that it had filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code to facilitate a financial restructuring.

         The Company, the General Partner, and the directors and officers of the General Partner were in the process of pursuing gaming applications to obtain licenses from the New Jersey Casino Control Commission. In March 2000, in an effort to facilitate the consummation of the reorganization process of Greate Bay and Claridge Hotel, the Company entered into separate agreements to transfer its interests in such entities to an affiliate of the General Partner for $40.5 million, which was equal to the Company's cost for

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES such Notes. The affiliate of the General Partner was obligated to sell back to the Company, and the Company was obligated to repurchase such interests at the same price (together with a commercially reasonable interest factor), when the appropriate licenses were obtained by the Company. The Company would also acquire its proportionate share of all sale proceeds, stock rights, acquired shares and other benefits, if any, that may have accreted to or obtained in connection with such interests while held by the affiliate of the General Partner. Subsequent to the transfer, the affiliate of the General Partner purchased $1.7 million of the Claridge Notes for approximately $0.9 million on the Company's behalf.

         In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the General Partner which provided for an additional investment of $65 million by the Icahn affiliates in exchange for a 46% equity interest, with bondholders (which also includes the Icahn affiliates) to receive $110 million in new notes and a 54% ownership position. The plan, which became effective September 29, 2000, provided the Icahn affiliates with a controlling interest.

         In February 2001, the Icahn affiliates sold their entire Claridge Corporation portfolio ($37.1 million face amount of Claridge Notes) for the following additional interest in GB Holdings, Inc. ("GB Holdings"): (i) 779,861 common shares of GB Holdings ("GBH") and (ii) $15.96 million face amount of GB Property First Mortgage Notes ("GB Notes"), plus $21.56 million in cash. The Company recognized a gain of approximately $1.3 million as a result of this sale in the year ended December 31, 2001. As a result, affiliates of the General Partner were, in effect, holding on behalf of the Company (i) approximately 3.6 million common shares of GBH and (ii) $26.9 million face amount of GB Notes, to which the Company would become entitled and obligated to purchase when it was fully licensed. As of February 2001, the Company no longer had any interests in the Claridge.

         In May 2002, the Company was qualified as a holding company by the New Jersey Casino Control Commission (the "Casino Control Commission") and in accordance with the prior agreement repurchased its interest in the Sands, located in Atlantic City, New Jersey, from affiliates of the General Partner. As a result, the Company acquired approximately 3.6 million common shares (36%) of GBH and $26.9 million face amount of GB Notes. The Company paid approximately $68.8 million to reacquire its interests representing the affiliates' advances plus accrued interest of approximately $11 million. In accordance with the agreement, interest was accrued from March 2000 to May 2002 at an annual rate of 1 1/2% over the prime rate. Interest expense of approximately $919,000, and $5,306,000 for the years ended December 31, 2002 and 2001, respectively, has been included in "Interest expense" in the Consolidated Statements of Earnings. As required by the New Jersey Casino Control Act (the "Casino Control Act"), the Partnership Agreement was amended to provide that securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission, pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Company in accordance with the Casino Control Act.

         In July 2003, GBH announced that its Board of Directors, acting through a special committee, approved an exchange offer for the GB Notes. The proposed transaction is subject to the consent of the holders of a majority in principal amount of the GB notes, the approval of stockholders owning a majority of the common stock of GBH, the effectiveness of required filings under applicable securities laws and the receipt of all required governmental and third party approvals. Mr. Icahn and his affiliated companies hold in excess of 77% of the GBH stock and 58% of the existing debt, of which the Company owns approximately 36% of the common stock and 24% of the debt. The Company and Mr. Icahn intend to support the proposed transaction. The GB Notes in the face amount of $110 million are due in September 2005 and bear interest at 11% per annum.

         The proposed transaction would involve the following:

            - An amendment to the existing note indenture to remove certain provisions and covenants and release the liens on the Sands assets; thereby allowing the transfer of these assets and those now held at GBH to a wholly-owned indirect subsidiary of GBH, Atlantic Coast Entertainment Holdings, Inc. ("Atlantic Holdings").

            - The solicitation of an exchange of the existing notes for new notes due September 2008, which will bear interest at 3% per annum payable at maturity.

            - The payment of $100 per $1,000 in principal amount of the existing notes exchanged plus accrued interest on the existing notes.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

            - The holders of a majority of the new notes will have an option to convert into 72.5% of the Atlantic Holdings stock if all of the existing notes participate in the exchange.

            - The distribution to the GBH common stockholders of warrants (following the occurrence of certain events) for 27.5% of the common stock of Atlantic Holdings (on a fully diluted basis).

         As the exchange will be accounted for as a modification of debt for accounting purposes, this transaction is not expected to have a significant impact on the Company's consolidated financial statements.

         For accounting purposes, the Company reflects its interest in the GB Notes as held to maturity.

         The Company reflects its pro rata equity interest in Greate Bay as "Equity interest in GB Holdings, Inc." in the Consolidated Balance Sheets (See
Note 8).

         b. At December 31, 2002, the Company owned the following approximate interests in Philip Service Corporation ("Philip"): (i) 1.8 million common shares, (ii) $14.2 million in secured term debt, and (iii) $10.9 million in accreted secured convertible payment-in-kind debt. The Company had an approximate 7% equity interest in Philip and an Icahn affiliate had an approximate 38% equity interest. Icahn affiliates also owned term and payment-in-kind debt.

         The secured term debt matures March 31, 2005 and bears interest at 9% per annum. Interest was payable quarterly, in arrears, beginning July 1, 2000. The secured convertible payment-in-kind debt matures March 31, 2005 and bears interest at 10% per annum. Interest was accreted quarterly with interest on the accreted interest also calculated at the rate of 10% per annum.

         The market value of Philip's common stock declined steadily since it was acquired by the Company. In 2002, based on a review of Philip's financial statements, management of the Company deemed the decrease in value to be other than temporary. As a result, the Company wrote down its investment in Philip's common stock by charges to earnings of $8,476,000 and charges to other comprehensive income ("OCI") of $761,000 in the year ended December 31, 2002. This investment had been previously written down by approximately $6.8 million in charges to earnings. The Company's adjusted carrying value of Philip's common stock was approximately $200,000 at December 31, 2002.

         In June 2003, Philip announced that it and most of its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code.

         In the year ended December 31, 2003, management of the Company determined that it was appropriate to write-off the balance of its investment in the Philip's common stock by a charge to earnings of approximately $961,000; of this amount $761,000 was previously charged to other comprehensive income in 2002, which was reversed in 2003, and included in the $961,000 charge to earnings.

         The Company also has a participation in Philip's debt with an original cost at the date of their acquisition of approximately $19.7 million. At December 31, 2001, such notes were classified as available-for-sale securities and were written down through charges to OCI, to an estimated fair market value of approximately $13.2 million. In 2002, upon concluding its review of these investments, management determined that such investments were more properly classified as notes receivable.

         Approximately $6.6 million of charges to OCI were reversed and the investments were reclassified at their original cost to "Mortgages and notes receivable" at December 31, 2002. These adjustments had no effect on the Company's reported earnings for the year ended December 31, 2002.

         In 2003, the cost basis of the debt was approximately $22.1 million. As previously mentioned, Philip filed for bankruptcy protection in June 2003. Management of the Company reviewed Philip's financial statements, bankruptcy documents and the prices of recent purchases and sales of the debt and determined this investment to be impaired. Based upon this review, management concluded the fair value of the debt to be approximately $3.3 million; therefore, the Company recorded a write-down of approximately $18.8 million by a charge to earnings which was included in "Write-down of mortgages and notes receivable" in the Consolidated

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

Statements of Earnings in the year ended December 31, 2003. In December 2003, the Company sold two-thirds of its term and PIK debt with a basis of $2.2 million for $2.6 million generating a gain of $0.4 million.

         Philip emerged from bankruptcy on December 31, 2003 as a private company controlled by an Icahn affiliate. The Company's remaining interest in the notes will be delivered and exchanged for approximately 443,000 common shares representing a 4.4% equity interest in the new Philip valued at the carrying value of the debt at December 31, 2003 of $1.1 million. Subsequent to December 31, 2003, the Company received a bankruptcy distribution of approximately $350,000.

         c. In December 2003, the Company acquired approximately $86.9 million principal amount of corporate bonds for approximately $45.1 million. Such bonds were classified as available for sale securities. Available for sale securities are carried at fair value on the Balance Sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners' Equity. At December 31, 2003, the carrying value of the bonds was approximately $51.6 million and accumulated other comprehensive gain was approximately $6.5 million.

8.    EQUITY INTEREST IN GB HOLDINGS, INC.

         The Company reflects its pro rata equity interest in GB Holdings, Inc., which is approximately 36%, under this caption in the Consolidated Balance Sheets. "Equity in the earnings (losses) of GB Holdings, Inc." of approximately ($3.4 million), $0.3 million and $1.8 million have been recorded in the Consolidated Statements of Earnings in the years ended December 31, 2003, 2002 and 2001, respectively (See Note 7).

9.    HOTEL AND CASINO OPERATING PROPERTY

         In September 2000, Stratosphere Corp.'s Board of Directors approved a going private transaction proposed by the Company and an affiliate of Icahn. On February 1, 2001 the Company entered into a merger agreement with Stratosphere Corp. ("Stratosphere") under which the Company would acquire the remaining shares of Stratosphere that it did not currently own. The Company owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The Company, subject to certain conditions, agreed to pay approximately $44.3 million for the outstanding shares of Stratosphere not currently owned by it. Stratosphere stockholders not affiliated with Icahn would receive a cash price of $45.32 per share and Icahn related stockholders would receive a cash price of $44.33 per share. This transaction was completed in December 2002 after shareholders' approval.

         The acquisition by the Company of the minority shares not owned by an Icahn affiliate has been accounted for as a purchase in accordance with Financial Accounting Standards Board ("FASB") Statement No. 141, "Business Combinations." The acquisition by the Company of the common stock held by an Icahn affiliate has been recorded at historical cost. The excess of the historical cost over the amount of the cash disbursed, which amounted to $21,151,000, has been accounted for as a net addition to the General Partner's equity.

         The Company indirectly owns 100% of Stratosphere and consolidates Stratosphere in its financial statements. The Stratosphere which offers the tallest free-standing observation tower in the United States, is situated on approximately 31 acres of land located at the northern end of the Las Vegas Strip. The facility is a tourist-oriented gaming and entertainment destination property, which has approximately 80,000 square feet of gaming space, 2,444 hotel rooms, eight restaurants and approximately 110,000 square feet of developed retail space. The Stratosphere features three of the most visible amusement rides in Las Vegas.

         Stratosphere has invested approximately $95 million for the construction of an additional 1,000 hotel rooms and related amenities and to purchase the leasehold interest in the shopping center located on its premises. The improvements were substantially completed in June 2001.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

      Stratosphere's property and equipment consist of the following as of and December 31, 2003 and 2002 (in $000's):

                                                                  DECEMBER 31,
                                                             -----------------------
                                                               2003          2002
                                                             ---------     ---------

Land and improvements, including land held for development   $  20,625     $  20,110
Building and improvements ................................     140,922       135,989
Furniture, fixtures and equipment ........................      58,577        57,158
Construction in progress .................................       4,179           329
                                                             ---------     ---------
                                                               224,303       213,586
Less accumulated depreciation and amortization ...........     (50,054)      (42,156)
                                                             ---------     ---------
                                                             $ 174,249     $ 171,430
                                                             =========     =========

      Included in property and equipment at December 31, 2002 are assets recorded under capital leases of $1.9 million.

      Stratosphere's operations for the years ended December 31, 2003, 2002 and 2001 have been included in "Hotel and casino operating income and expenses" in the consolidated Statements of Earnings. Hotel and casino operating expenses include all expenses except for approximately $12,276,000, $13,328,000 and $11,257,000 of depreciation and amortization for the years ended December 31, 2003, 2002 and 2001, respectively, and $2,259,000 of income tax benefit for the year ended December 31, 2003 and $2,412,000 and $513,000 of income tax provision for the years ended December 31, 2002 and 2001, respectively. Such amounts have been included in "Depreciation and amortization expense" and "Income tax benefit (expense)" in the Consolidated Statements of Earnings.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

10. NATIONAL ENERGY GROUP

      a. National Energy Group, Inc.

      In October 2003, pursuant to a Purchase Agreement dated as of May 16, 2003, the Company acquired certain debt and equity securities of National Energy Group, Inc. ("NEG") from entities affiliated with Mr. Icahn for an aggregate consideration of approximately $148.1 million plus approximately $6.7 million of accrued interest on the debt securities. The agreement was reviewed and approved by the Audit Committee who were advised by its independent financial advisor and legal counsel. The securities acquired were $148,637,000 in principal amount of outstanding 10 3/4% Senior Notes due 2006 of NEG and 5,584,044 shares of common stock of NEG. As a result of the foregoing transaction and the acquisition by the Company of additional securities of NEG prior to the closing, the Company beneficially owns in excess of 50% of the outstanding common stock of NEG.

      NEG owns a 50% interest in NEG Holding LLC ("Holding LLC"), the other 50% interest in Holding LLC is held by Gascon Partners ("Gascon") an Icahn affiliate and managing member. Holding LLC owns NEG Operating LLC ("Operating LLC") which owns operating oil and gas properties managed by NEG. Under the Holding LLC operating agreement NEG is to receive guaranteed payments of approximately $47.9 million in addition to a priority distribution of approximately $148.6 million before the Icahn affiliate receives any monies. Due to the substantial uncertainty that NEG will receive any distribution above the priority and guaranteed payments amounts, NEG accounts for its investment in Holding LLC as a preferred investment. The Company consolidates NEG in its financial statements.

      In connection with a credit facility obtained by Holding LLC, NEG and Gascon have pledged as security their respective interests in Holding LLC.

      b. Investment in NEG Holding LLC

      As explained below, NEG's investment in Holding LLC is recorded as a preferred investment. The initial investment was recorded at historical carrying value of the net assets contributed with no gain or loss recognized on the transfer.

      Summarized financial information for Holding LLC for the years ended December 31, is as follows (in $000's):

                                           DECEMBER 31,
                                       --------------------
                                        2003         2002
                                       --------    --------

Current assets ......................  $ 33,415    $ 42,126
Noncurrent assets(1) ................   189,988     180,611
                                       --------    --------
Total assets ........................  $223,403    $222,737
                                       ========    ========
Current liabilities .................  $ 14,253    $ 20,927
Noncurrent liabilities ..............    48,640       1,968
                                       --------    --------
Total liabilities ...................    62,893      22,895
Member's equity .....................   160,510     199,842
                                       --------    --------
Total liabilities and member's equity  $223,403    $222,737
                                       ========    ========

----------

(1)   Primarily oil and gas properties

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                                      DECEMBER 31,
                            ----------------------------------
                              2003         2002         2001
                            --------     --------     --------

                                       (IN $000'S)
Total revenues .......      $ 80,475     $ 39,509     $ 12,637
Costs and expenses ...       (47,277)     (32,064)      (9,988)
                            --------     --------     --------
Operating income .....        33,198        7,445        2,649
Other income (expense)        (2,855)       6,481       (3,940)
                            --------     --------     --------
Net income (loss) ....      $ 30,343     $ 13,926     $ (1,291)
                            ========     ========     ========

      Under Holding LLC Operating Agreement, NEG is to receive guaranteed payments in addition to a priority distribution amount of $202.2 million before Gascon receives any monies. The priority distribution is to be made on or before November 1, 2006. Guaranteed payments are to be paid, on a semi annual basis, based on an annual interest rate of 10.75% of the outstanding priority distribution amount. After the payments to NEG, Gascon is to receive distributions equivalent to the priority distribution amount and guaranteed payments plus other amounts as defined. Following the above distributions to NEG and Gascon, additional distributions, if any, are to be made in accordance with their respective capital accounts. The order of distributions is listed below. Because of the substantial uncertainty that NEG will receive any distributions above the priority and guaranteed payment amounts, NEG accounts for its investment in Holding LLC as a preferred investment.

      Prior to September 2001, NEG owned and operated certain oil and gas properties. At inception (September 12, 2001), NEG recorded the investment in Holding LLC at the historical cost of the oil and gas properties that NEG contributed into the partnership (in exchange for Holding LLC obligation to pay NEG the priority distribution and guaranteed payments). Subsequently, NEG accretes its investment in Holding LLC from the initial investment recorded up to the priority distribution amount, including the guaranteed payments, at the implicit rate of interest, recognizing the accretion income in earnings. Accretion income is periodically adjusted for changes in the timing of cash flows, if necessary due to unscheduled cash distributions. Receipt of guaranteed payments and the priority distribution are recorded as reductions in the preferred investment. The preferred investment is evaluated quarterly for other than temporary impairment.

      Because of the substantial uncertainty that NEG will receive any distributions in excess of the priority distribution and the guaranteed payments ("residual interest"), the residual interest attributable to the investment in Holding LLC is valued at zero. Upon payment of the priority distribution in 2006, NEG's investment in Holding LLC will be zero. Cash receipts, if any, after the priority distribution and the guaranteed payments will be reported in income as earned.

      The following is a roll forward of the Investment in Holding LLC as of December 31, 2003 (in $000s):

                                                   DECEMBER 31,
                                                       2003
                                                    ---------

Investment in Holding LLC at beginning of period    $ 108,880
Priority distribution from Holding LLC .........      (51,446)
Guaranteed payment from Holding LLC ............      (18,230)
Accretion of investment in Holding LLC .........       30,142
                                                    ---------
Investment in Holding LLC at end of period .....    $  69,346
                                                    =========

      Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

      1. Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority distribution amount. The priority distribution amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of NEG's 10.75% Senior Notes. As of December 31, 2003, the priority distribution amount

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES was $148.6 million which equals the amount of NEG's 10.75% Senior Notes due the Company. The guaranteed payments will be made on a semi-annual basis.

            2. The priority distribution amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

            3. An amount equal to the priority distribution amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by NEG to Gascon, is to be paid to Gascon.

            4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG to Gascon, is to be paid to Gascon.

            5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG's and Gascon's respective capital accounts.

      In addition, the Holding LLC Operating Agreement contains a provision that allows Gascon at any time, in its sole discretion, to redeem the NEG membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the NEG's operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, NEG's principal assets would consist solely of its cash balances.

11. MORTGAGES AND NOTES RECEIVABLE

                                                                                          BALANCE AT
                                                                                          DECEMBER 31,
                                                               BALANCE     MONTHLY        (IN $000'S)
COLLATERALIZED BY PROPERTY             INTEREST   MATURITY        AT       PAYMENT   ---------------------
TENANTED BY OR DEBTOR                    RATE       DATE       MATURITY     AMOUNT      2003       2002
--------------------------             --------   --------     --------    -------   ---------   ---------

Peninsula/Hampton & Alex Hotel(b)      Various      Various           --      --     $  42,030   $  23,200
Philip debt(c) ..................           --           --           --      --         1,091      20,494
Other ...........................           --           --           --      --         7,207      12,522
                                                                                     ---------   ---------
                                                                                     $  50,328   $  56,216
                                                                                     =========   =========

      The Company has provided development financing for certain real estate projects. The security for these loans is a pledge of the developers' ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. The Company's mezzanine loans accrue interest at approximately 22% per annum. However interest is not paid periodically and is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of principal and interest payments.

      a. On November 30, 2000, the Company entered into a mezzanine loan agreement to fund $23 million in two tranches to an unaffiliated borrower. The funds were to be used for certain initial development costs associated with a 65 unit condominium property located at 931 1st Avenue in New York City. The first tranche of $10 million was funded on November 30, 2000 and provided for interest accruing at a rate of 25% per annum, with principal and interest due at maturity, May 29, 2003. Also, in November 2000, approximately $3.7 million of the second tranche of the loan was funded. The balance of approximately $9.3 million was funded in installments during 2001. The second tranche provided for interest accruing at a rate of 21.5% per annum with principal and interest due at maturity, November 29, 2002. The loans were payable at any time from the proceeds of unit sales after satisfaction of senior debt of approximately $45 million. The loans were secured by the pledge of membership interests in the entity that owns the real estate. In May 2002, the Company received approximately $31.3 million for prepayment of the mezzanine loans. The balance of the prepayment of $8.3 million represented accrued interest ($7.9 million) and exit fees ($0.4 million) which amounts were recognized as "Interest income on U.S. Government and Agency obligations and other investments" and "Other income" respectively, in the Consolidated Statements of Earnings for the year ended December 31, 2002.

      b. At December 31, 2002, the Company had funded two mezzanine loans for approximately $23.2 million and had

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES commitments to fund, under certain conditions, additional advances of approximately $5 million. Both loans have an interest rate of 22% per annum compounded monthly. The Peninsula loan, for a Florida condominium development, which had a term of 24 months from the date of funding, February 2002, was repaid in full in 2003. Approximately $6.8 million of interest income was recorded and is included in "Interest income on U.S. Government and Agency obligations and other investments" in the Consolidated Statements of Earnings. The Alex Hotel loan, for a New York City hotel with approximately 200 rooms, has a term of 36 months from the closing date, April 2002. At December 31, 2003, accrued interest of approximately $4.4 million has been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. Origination fees of $3.0 million have been received in connection with one of the mezzanine loans and approximately $1.5 million and $1.1 million has been recognized as "Other income" in the Consolidated Statements of Earnings in the years ended December 31, 2003 and 2002 respectively. In February 2003, the Company funded the Hampton mezzanine loan for approximately $30 million on a Florida condominium development. The loan is due in 18 months with one six month extension and has an interest rate of 22% per annum compounded monthly. The Company has committed to fund an additional $15 million if required by the borrower to complete the project. At December 31, 2003 accrued interest of approximately $6.7 million has been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan.

      c. See Note 7 with respect to Philip debt.

12. NOTE RECEIVABLE DUE FROM AFFILIATE

      On October 17, 2003 Mr. Icahn, Chairman of the Board of the General Partner, repaid the $250 million loan which had been made to him by the Company on December 27, 2001. The Company made the two-year $250 million loan to Mr. Icahn, secured by securities consisting of (i) 21,136,044 and 8,073,466 of the Company's depositary units and preferred units, respectively, owned by Mr. Icahn, such units having an aggregate market value on that date of $250 million and (ii) shares of a private company owned by Mr. Icahn, which shares were represented to have an aggregate book value of at least $250 million, together with an irrevocable proxy on sufficient additional shares of the private company so that the pledged shares and the shares covered by the proxy equal in excess of 50% of the private company's shares. The interest on the loan was payable semi-annually, at a per annum rate equal to the greater of (i) 3.9% and (ii) 200 basis points over 90 day LIBOR to be reset each calendar quarter. The applicable rate in 2003 was 3.9% and in 2002 ranged from 3.9% to 4.03%. Interest income of approximately $7.9 million, $9.9 million and $0.1 million was earned on this loan in the years ended December 31, 2003, 2002 and 2001, respectively, and is included in "Interest income on U.S. Government and Agency obligations and other investments" in the Consolidated Statements of Earnings.

      The Company entered into this transaction to earn interest income on a secured investment. The terms of this transaction were reviewed and approved by the Audit Committee.

13. HOTEL AND RESORT OPERATING PROPERTIES

      a. The Company owns a hotel and resort property that is part of a master planned community situated in the town of Mashpee located on Cape Cod in Massachusetts. This property includes two golf courses, other recreational facilities, condominium and time share units and land for future development.

      Total initial costs of approximately $28 million were classified as follows: approximately $17.4 million as "Hotel and resort properties", $8.9 million as "Land and construction-in-progress" and $1.7 million as "Other assets" on the Consolidated Balance Sheet.

      Resort operations have been included in the "Hotel and resort operating income and expenses" in the Consolidated Statements of Earnings. Net hotel and resort operations for this property ("hotel and resort operating income" less "hotel and resort operating expenses") resulted in

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES income of approximately $3,033,000, $1,909,000 and $712,000 for the years ended December 31, 2003, 2002, and 2001, respectively. Hotel and resort operating expenses include all expenses except for approximately $2,451,000, $1,833,000 and $970,000 for the years ended December 31, 2003, 2002 and 2001 of depreciation and amortization, respectively, which is included in such caption in the Consolidated Statements of Earnings.

      Resort operations are highly seasonal in nature with peak activity occurring from June to September.

      b. The Company owns a hotel located in Miami, Florida which has a carrying value of approximately $6.4 million and $6.3 million at December 31, 2003 and 2002, respectively, and is unencumbered by any mortgages. Approximately $1.3 million of capital improvements were completed in the year ended December 31, 2002.

      The Company has a management agreement for the operation of the hotel with a national management organization. As a result of the decision to sell the property in 2004, net hotel and resort operations ("hotel and resort operating revenues" less "hotel and resort operating expenses") totaled approximately $596,000, $494,000 and $770,000 for the years ended December 31, 2003, 2002 and
2001, respectively and have been included in discontinued operations. Depreciation expense of $210,000, $374,000 and $342,000 for the years ended December 31, 2003, 2002 and 2001, respectively, have been included in discontinued operations.

14. SIGNIFICANT PROPERTY TRANSACTIONS

      Information on significant property transactions during the three-year period ended December 31, 2003 is as follows:

      a. In September 2002, the Company purchased an industrial building located in Nashville, Tennessee for approximately $18.2 million. The building was constructed in 2001 and is fully leased to two tenants, Alliance Healthcare and Jet Equipment & Tools Inc., with leases expiring in 2011. The annual net operating income is anticipated to be approximately $1.6 million increasing to approximately $1.9 million by 2011. In October 2002, the Company closed a $12.7 million non-recourse mortgage loan on the Nashville, Tennessee property. The loan bears interest at 6.4% per annum and matures in ten years. Required payments are interest only for the first three years and then principal amortization will commence based on a thirty-year amortization schedule.

      At December 31, 2003 and 2002, the property had a carrying value of approximately $18,066,000 and $17,584,000 respectively, and was encumbered by a non-recourse mortgage in the amount of $12,700,000.

      b. In October 2002, the Company sold a property located in North Palm Beach, Florida for a selling price of $3.5 million. A gain of approximately $2.4 million was recognized in the year ended December 31, 2002.

      c. In October 2003, the Company sold a property located in Columbia, Maryland to its tenant for a selling price of $11 million. A gain of approximately $5.8 million was recognized in the year ended December 31, 2003.

      d. Due to favorable real estate market conditions and the mature nature of the Company's real portfolio, the Company has engaged C.B. Richard Ellis, Inc. to assist it in obtaining offers for its rental real estate portfolio. The Company intends to utilize proceeds from any asset sales to continue to invest in its core businesses, including real estate, gaming and entertainment and oil and gas. The Company may also seek opportunities in other sectors including industrial, manufacturing and insurance and asset management. In total, the Company is marketing for sale properties with a book value of approximately $340 million individually encumbered by mortgage debt which in the aggregate is approximately $180 million, a portion of which portfolio meets the criteria as held for sale under SFAS 144 at December 31, 2003. There can be no assurance that offers satisfactory to the Company will be received and, if received, that the properties will ultimately be sold at prices acceptable to the Company.

      The Company had properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser's due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $323 million but the

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES properties are encumbered by aggregate mortgage debt of approximately $142 million which would have to be repaid out of the proceeds of the sales or assumed by the purchaser. In 2003, net income from these properties totaled approximately $7 million; interest expense was approximately $11 million; and depreciation and amortization expense was approximately $4.2 million. In accordance with generally accepted accounting principles, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to "Properties held for sale" and the related income and expense reclassified to "Income from discontinued operations."

15. MORTGAGES PAYABLE

      Mortgages payable, all of which are nonrecourse to the Company, are summarized as follows (in $000's):

                                                  ANNUAL PRINCIPAL
RANGE OF INTEREST RATES   RANGE OF MATURITIES   AND INTEREST PAYMENT      BALANCE AT DECEMBER 31,
-----------------------   -------------------   --------------------        2003        2002
                                                                          --------    ---------
5.630% -- 8.430%.......   10/15/07 - 12/31/18            $19,328          $180,989    $166,287
9.000 -- 9.500.........   11/30/03 - 11/30/09                 --                --       5,561
                                                         -------          --------    --------
                                                         $19,328          $180,989    $171,848
                                                         =======          ========    ========

      The following is a summary of the anticipated future principal payments of the mortgages (in 000's):

   YEAR ENDING
  DECEMBER 31,         AMOUNT
----------------    ---------
2004............    $     6,489
2005............          6,702
2006............          7,360
2007............         14,176
2008............         58,817
2009 - 2013.....         66,905
2014 - 2018.....         20,540
                    -----------
                    $   180,989
                    ===========

      a. See Note 14(a) for Mid-South Logistics financing in October 2002.

      b. On May 16, 2003, the Company executed a mortgage note secured by a distribution facility located in Windsor Locks, Connecticut and obtained funding in the principal amount of $20 million. The loan bears interest at 5.63% per annum and matures on June 1, 2013. Annual debt service is approximately $1,382,000 per annum based on a 30 year amortization schedule.

16. SENIOR NOTES AND CREDIT FACILITY DUE AFFILIATES

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

      a. The Senior Notes of National Energy Group, Inc. ("Notes") were held in their entirety by affiliates of Icahn at December 31, 2002. The Notes bear interest at an annual rate of 10 3/4%, payable semiannually in arrears on May 1 and November 1 of each year. The Notes are senior, unsecured obligations of NEG, ranking pari passu with all existing and future senior indebtedness of NEG, and senior in right of payment to all future subordinated indebtedness of NEG. Subject to certain limitations set forth in the indenture covering the Senior Notes (the "Indenture"), NEG and its subsidiaries may incur additional senior indebtedness and other indebtedness.

      The Indenture contains certain covenants limiting NEG with respect to the following: (i) asset sales; (ii) restricted payments; (iii) the incurrence of additional indebtedness and the issuance of certain redeemable preferred stock;
(iv) liens; (v) sale and leaseback transactions; (vi) lines of business; (vii) dividend and other payment restrictions affecting subsidiaries; (viii) mergers and consolidations; and (ix) transactions with affiliates.

      NEG was unable to reasonably determine the fair value of the Notes at December 31, 2002, due to a lack of available market quotations, credit ratings and inability to determine an appropriate discount rate.

      In August 2001, NEG redeemed both $16.4 million of principal outstanding under the notes and $4.8 million of Reinstated Interest for a cash consideration of $10.5 million. NEG paid two Icahn affiliates approximately $0.4 million in current interest on the redeemed senior note obligations at the date of redemption related to interest owed from the last semi-annual interest payment date of May 1, 2001, to the date of redemption. As this was a partial redemption of the Notes, it has been accounted for as a modification of terms that changes the amounts of future cash payments. Accordingly, the excess of redeemed principal and interest over the redemption payment of $10.5 million is being amortized as a reduction to interest expense over the remaining life of the bonds. In connection with this transaction, NEG borrowed $10.9 million under its existing credit facility with an Icahn affiliate.

      In October 2003, the Company acquired these Notes. At December 31, 2003, these Notes were eliminated in consolidation (See Note 10).

      b. At December 31, 2002, NEG had $10.9 million outstanding under its existing $100 million credit facility with Arnos, an Icahn affiliate. Arnos continued to be the holder of the credit facility; however, the $10.9 million note outstanding under the credit facility was contributed to Holding LLC as part of Gascon's contribution to Holding LLC on September 12, 2001. In December 2001, the maturity date of the credit facility was extended to December 31, 2003 and NEG was given a waiver of compliance with respect to any and all covenant violations. NEG was not in compliance with the minimum interest coverage ratio at September 30, 2002; and December 31, 2002 and the current ratio at December 31, 2002, however, in December 2001, NEG was given a waiver of compliance with respect to any and all covenant violations through December 31, 2003.

      On March 26, 2003, Holding LLC distributed the $10.9 million note outstanding under NEG'S revolving credit facility as a priority distribution to NEG, thereby canceling the note. Also, on March 26, 2003, NEG, Arnos and Operating LLC entered into an agreement to assign the credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility. Operating LLC then distributed $42.8 million to Holding LLC who, thereafter, made a $40.5 million priority distribution and a $2.3 million guaranteed payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the Notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with a third party bank financing.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

17. RIGHTS OFFERINGS

      a. A registration statement relating to the 1995 Rights Offering (the "1995 Offering") was filed with the Securities and Exchange Commission and declared effective February 23, 1995.

      On March 1, 1995, the Company issued to record holders of its Depositary Units one transferable subscription right (a "Right"), for each seven Depositary Units of the Company held on February 24, 1995, the record date. The Rights entitled the holders thereof (the "Rights Holders") to acquire during the subscription period at a subscription price of $55, six Depositary Units and one 5% cumulative pay-in-kind redeemable preferred unit representing a limited partner interest ("Preferred Units"). The subscription period commenced on March 1, 1995 and expired at the close of business on March 30, 1995.

      The Preferred Units have certain rights and designations, generally as follows. Each Preferred Unit has a liquidation preference of $10.00 and entitles the holder thereof to receive distributions thereon, payable solely in additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof), payable annually on March 31 of each year (each, a "Payment Date"). On any Payment Date commencing with the Payment Date on March 31, 2000, the Company with the approval of the Audit Committee of the Board of Directors of the General Partner may opt to redeem all, but not less than all, of the Preferred Units for a price, payable either in all cash or by issuance of additional Depositary Units, equal to the liquidation preference of the Preferred Units, plus any accrued but unpaid distributions thereon. On March 31, 2010, the Company must redeem all, but not less than all, of the Preferred Units on the same terms as any optional redemption.

      On April 12, 1995, the Company received approximately $108.7 million, the gross proceeds of the 1995 Offering, from its subscription agent and a capital contribution of approximately $2.2 million from its General Partner. The Company issued 1,975,640 Preferred Units and an additional 11,853,840 Depositary Units. Trading in the Preferred Units commenced March 31, 1995 on the New York Stock Exchange ("NYSE") under the symbol "ACP PR". The Depositary Units trade on the NYSE under the symbol "ACP".

      b. In September 1997, the Company completed its 1997 Rights Offering (the "1997 Offering") to holders of its Depositary Units. The aggregate amount raised in the 1997 Rights Offering was approximately $267 million. The Preferred and Depositary Units issued under the 1997 Rights Offering carry the same rights and designations as those issued in 1995.

      On September 25, 1997, the Company received approximately $267 million, the gross proceeds of the 1997 Offering, from its subscription agent and a capital contribution of approximately $5.4 million from its General Partner. Expenses incurred in connection with the 1997 Offering were approximately $400,000. The Company issued an additional 5,132,911 Preferred Units and 20,531,644 Depositary Units. The Preferred and Depositary Units trade on the New York Stock Exchange under the symbols "ACP PR" and "ACP", respectively.

     At December 31, 2003, affiliates of the General Partner owned 8,477,139 Preferred Units and 39,896,836 Depositary Units.

18. PREFERRED UNITS

      Pursuant to the terms of the Preferred Units, on February 21, 2003, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10. The distribution was payable March 31, 2003 to holders of record as of March 14, 2003. A total of 466,548 additional Preferred Units were issued. At December 31, 2003 and 2002, 9,796,607 and 9,330,963 Preferred Units are issued and outstanding, respectively.

      Pursuant to the terms of the Preferred Units, on February 25, 2004, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10. The distribution is payable on

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

March 31, 2004 to holders of record as of March 12, 2004. In addition, the Company increased the number of authorized Preferred Units to 10,400,000.

      On July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150 (SFAS 150) "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150 the Company's Preferred Units, which are an unconditional obligation, have been reclassified from "Partners' equity" to a liability account in the consolidated Balance Sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2,449,000 and all future distributions have been and will be recorded as "Interest expense" in the Consolidated Statements of Operations.

19. INCOME TAXES

                                                                                                      DECEMBER 31,
                                                                                                      ------------
(IN $000'S)                                                                                       2003            2002
                                                                                             -------------   -------------
      a. The difference between the book basis and the tax basis of the net assets of the Company, not directly subject to income taxes, is as follows:
         Book basis of American Real Estate Partners' net assets excluding Stratosphere
         Corp. and NEG, Inc..........................................................        $   1,149,418   $   1,177,329
      Excess of tax over book (Excess of book over tax basis)........................               79,238          (1,778)
                                                                                             -------------   -------------
      Tax basis of net assets........................................................        $   1,228,656   $   1,175,551
                                                                                             =============   =============

      b. Corporate income taxes

      (i) The Company's corporations recorded the following income tax (expense) benefit attributable to continuing operations for Stratosphere and NEG for the years ended December 31, 2003, 2002 and 2001 (in $000's):

                                                     DECEMBER 31,
                                     ----------------------------------
                                       2003         2002         2001
                                     --------     --------     --------

                      Current        $   (723)    $     --     $     --
                      Deferred          7,218       (7,480)      30,077
                                     --------     --------     --------
                                     $  6,495     $ (7,480)    $ 30,077
                                     ========     ========     ========

      (ii) The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at December 31, 2003 and 2002 (in $000's):

                                                                  DECEMBER 31,
                                                            -----------------------
                                                               2003          2002
                                                            ---------     ---------

                 Deferred tax assets:
                     Depreciation ...................       $  40,191     $  61,628
                     Net operating loss carryforwards          30,942        45,958
                     Investment in NEG Holding LLC ..          18,845         8,440
                     Other ..........................           8,347         9,950
                                                            ---------     ---------
                                                               98,325       125,976
                      Valuation allowance ...........         (15,875)     (100,454)
                                                            ---------     ---------
                      Net deferred tax assets .......       $  82,450     $  25,522
                                                            =========     =========

       At December 31, 2003, Stratosphere had net operating loss carryforwards available for federal income tax purposes of approximately $28.5 million which begin expiring in 2019.

      SFAS 109 requires a "more likely than not" criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given Stratosphere's history of losses for income tax purposes, the volatility of the industry within which the

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

Stratosphere operates, and certain other factors, Stratosphere had established a valuation allowance for the deductible temporary differences, including the excess of the tax basis of the Stratosphere's assets over the basis of such assets for financial statement purposes and the tax carryforwards. However, at December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, Stratosphere determined that it was more likely than not that the deferred tax assets will be realized and removed the valuation allowance.

      In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. Stratosphere has deferred tax assets relating to both before and after Stratosphere emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $79.3 million of which a net amount of $47.5 million was credited to partners' capital in the year ended December 31, 2003.

       At December 31, 2003, NEG had net operating loss carryforwards available for federal income tax purposes of approximately $58 million, which expire in 2009. Net operating loss limitations may be imposed as a result of subsequent changes in stock ownership of NEG. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in the opinion of management, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, management again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, NEG more likely than not will realize a partial benefit from the loss carryforwards. In accordance with SFAS 109, NEG recorded a deferred tax asset of $31.9 million in September 2001, $25.5 million as of December 31, 2002, and $25.9 million as of December 31, 2003. Ultimate realization of the deferred tax asset is dependent upon, among other factors, NEG's ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryfowards are used. As a result of the recognition of expected future income tax benefits, subsequent periods will reflect a full effective tax rate provision.

20. QUARTERLY FINANCIAL DATA (UNAUDITED) (IN $000'S, EXCEPT PER UNIT DATA)

                                                                          THREE MONTHS ENDED(1)
                                    --------------------------------------------------------------------------------------------
                                          MARCH 31,                JUNE 30,             SEPTEMBER 30,          DECEMBER 31,
                                    --------------------    --------------------    --------------------    --------------------
                                        2003        2002        2003        2002        2003        2002        2003        2002
                                    --------    --------    --------    --------    --------    --------    --------    --------
Revenues ........................   $ 69,030    $ 82,995    $ 67,016    $ 89,008    $ 71,492    $ 80,906    $ 69,018    $ 93,471
                                    ========    ========    ========    ========    ========    ========    ========    ========
Operating Income ................   $ 14,524    $ 19,810    $ 15,033    $ 26,106    $ 14,811    $ 17,802    $ 18,523    $ 20,012
Gains (losses) on property
  transactions ..................      1,138       1,639        (272)         --         501       2,891       5,754       4,460
Gain on sale of marketable
  equity and debt securities ....         --          --          --          --       2,168          --         439          --
Provision for loss on real estate       (200)         --          --        (926)       (100)         --        (450)     (2,286)
Write-down of equity securities
  available for sale ............       (961)         --          --      (8,476)         --          --          --          --
Write-down write-up of mortgages
  & notes receivable ............         --          --     (18,798)         --          --          --          --          --
Loss on limited partnership
  interest ......................         --          --          --          --          --          --          --      (3,750)
Minority interest in net
  earnings of Stratosphere Corp.          --        (407)         --        (589)         --        (612)         --        (335)
                                    --------    --------    --------    --------    --------    --------    --------    --------
Income (loss) from continuing
  operations before income tax ..     14,501      21,042      (4,037)     16,115      17,380      20,081      24,266      18,101
Income tax (expense) benefit ....     (2,878)     (1,595)     (2,158)     (1,854)     (2,568)     (2,031)     14,099      (2,000)
                                    --------    --------    --------    --------    --------    --------    --------    --------
Income (loss) from continuing
  operations ....................     11,623      19,447      (6,195)     14,261      14,812      18,050      38,365      16,101
Income from discontinued
  operations ....................      1,629       1,502       3,427       1,502       2,933       1,502       1,503       1,501
                                    --------    --------    --------    --------    --------    --------    --------    --------
Net earnings (loss) .............   $ 13,252    $ 20,949    $ (2,768)   $ 15,763    $ 17,745    $ 19,552    $ 39,868    $ 17,602
                                    ========    ========    ========    ========    ========    ========    ========    ========
Net Earnings (loss) per limited
Partnership unit(2):
  Basic earnings:

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                                                                          THREE MONTHS ENDED(1)
                                    --------------------------------------------------------------------------------------------
                                          MARCH 31,                JUNE 30,             SEPTEMBER 30,          DECEMBER 31,
                                    --------------------    --------------------    --------------------    --------------------
                                        2003        2002        2003        2002        2003        2002        2003        2002
                                    --------    --------    --------    --------    --------    --------    --------    --------
   Income (loss) from continuing
    operations ..................   $    .17    $    .35    $   (.20)   $    .24    $    .26    $    .31    $    .82    $    .26
   Income from discontinued
    operations ..................        .03         .03         .07         .03         .06         .03         .03         .03
                                    --------    --------    --------    --------    --------    --------    --------    --------
  Basic earnings (loss) per LP
   unit .........................   $    .20    $    .38    $   (.13)   $    .27    $    .32    $    .34    $    .85    $    .29
                                    ========    ========    ========    ========    ========    ========    ========    ========
  Diluted earnings:
   Income (loss) from continuing
    operations ..................   $    .15    $    .30    $   (.20)   $    .21    $    .24    $    .27    $    .71    $    .22
   Income from discontinued
    operations ..................        .03         .03         .07         .03         .05         .03         .03         .03
                                    --------    --------    --------    --------    --------    --------    --------    --------
  Diluted earnings (loss) per LP
   unit .........................   $    .18    $    .33    $   (.13)   $    .24    $    .29    $    .30    $    .74    $    .25
                                    ========    ========    ========    ========    ========    ========    ========    ========

----------

(1) All quarterly amounts have been restated for the effects of the acquisition of NEG and the reporting of discontinued operations.

(2) Net earnings (loss) per unit is computed separately for each period and, therefore, the sum of such quarterly per unit amounts may differ from the total for the year.

21. SEGMENT REPORTING

            The Company is engaged in six operating segments consisting of the ownership and operation of (i) rental real estate, (ii) hotel and resort operating properties, (iii) hotel and casino operating property, (iv) property development, (v) investment in securities including investment in other limited partnerships and marketable equity and debt securities and (vi) investment in oil and gas operating properties. The Company's reportable segments offer different services and require different operating strategies and management expertise.

            Non-segment revenue to reconcile to total revenue consists primarily of interest income on treasury bills and other investments. Non-segment assets to reconcile to total assets includes investment in U.S. Government and Agency obligations, cash and cash equivalents, receivables and other assets.

            The accounting policies of the segments are the same as those described in Note 2.

            The Company assesses and measures segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations is not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations.

      The revenues, net earnings, assets and real estate investment capital expenditures for each of the reportable segments are summarized as follows for the years ended and as of December 31, 2003, 2002, and 2001 (in $000's):

                                                            DECEMBER 31,
                                                -----------------------------------------
                                                  2003            2002             2001
                                                ---------       ---------       ---------

 Revenues:
   Hotel & casino operating properties ....     $ 160,235       $ 156,620       $ 146,161
   Land, house and condominium sales ......        13,265          76,024          55,566
   Rental real estate .....................        24,751          25,238          27,366
   Hotel & resort operating properties ....        14,592          14,918          12,276
   Oil & gas operating properties .........        38,109          40,516          45,709
   Other investments ......................        13,874          15,283           7,097
                                                ---------       ---------       ---------
    Subtotal ..............................       264,826         328,599         294,175

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

                                                              DECEMBER 31,
                                                  -----------------------------------------
                                                    2003            2002             2001
                                                  ---------       ---------       ---------

 Reconciling items ........................          11,730(1)       17,781(1)       28,147(1)
                                                  ---------       ---------       ---------
    Total revenues ........................       $ 276,556       $ 346,380       $ 322,322
                                                  =========       =========       =========
 Net earnings:
 Segment earnings:
   Hotel & casino operating property ......       $  24,806       $  24,961       $  18,205
   Land, house and condominium sales ......           4,136          21,384          12,967
   Oil & gas operating properties .........          38,109          40,516          40,140
   Rental real estate .....................          19,276          20,556          24,338
   Hotel and resort operating properties ..           3,454           2,365           1,484
   Other investments ......................          13,874          15,283           7,097
                                                  ---------       ---------       ---------
    Total segment earnings ................         103,655         125,065         104,231
 Interest income ..........................          11,730          17,781          28,147
 Interest expense .........................         (20,640)        (27,369)        (34,765)
 General and administrative expenses ......         (14,081)        (14,134)        (13,011)
 Depreciation and amortization ............         (17,773)        (17,613)        (20,814)
                                                  ---------       ---------       ---------
   Operating Income .......................          62,891          83,730          63,788
 Gain on sales and disposition of real
   estate from continuing operations ......           7,121           8,990           1,737
 Loss on sale of limited partnership
   interests ..............................              --          (3,750)             --
 Write-down of mortgages and notes
   receivable .............................         (18,798)             --              --
 Provision for loss on real estate ........            (750)         (3,212)         (3,184)
 Write-down of equity securities available
   for sale ...............................            (961)         (8,476)             --
 Gain on sale of marketable equity
   securities .............................           2,607              --           6,749
 Minority interest in net earnings of
   Stratosphere Corp ......................              --          (1,943)           (450)
 Income tax benefit (expense) .............           6,495          (7,480)         30,077
 Income from discontinued operations ......           9,492           6,007           6,117
 General partner's share of net income ....          (8,737)        (10,698)        (38,644)
                                                  ---------       ---------       ---------
 Net earnings-limited partners' unitholders       $  59,360       $  63,168       $  66,190
                                                  =========       =========       =========


----------

(1) Primarily interest income on U.S. Government and Agency obligations and other short-term investments and Icahn note receivable.

                                                            DECEMBER 31,
                                               ------------------------------------
                                                  2003         2002         2001
                                               ----------   ----------   ----------

Assets:
  Rental real estate .......................   $  340,062   $  359,700   $  358,597
  Hotel and casino operating property ......      174,249      171,430      184,191
  Land and construction-in-progress ........       43,459       40,415       69,429
  Hotel and resort operating properties ....       41,526       44,346       43,990
  Other investments ........................      231,050      479,104      458,372
                                               ----------   ----------   ----------
                                                  830,346    1,094,995    1,114,579
  Reconciling items ........................      659,584      465,481      469,772
                                               ----------   ----------   ----------
   Total ...................................   $1,489,930   $1,560,476   $1,584,351
                                               ==========   ==========   ==========
Real estate investment capital expenditures:
Acquisitions:
  Rental real estate .......................   $       --   $   18,226   $       --
  Land and construction-in-progress ........           --           --           --
  Hotel and casino operating property ......           --           --           --
  Hotel and resort operating properties ....           --           --           --
                                               ----------   ----------   ----------
                                               $       --   $   18,226   $       --
                                               ==========   ==========   ==========
Developments:
  Rental real estate .......................   $      413   $      181   $    1,064
  Land and construction-in-progress ........           --        1,138        3,804
  Hotel and casino operating property ......       18,667        2,582       48,909
  Hotel and resort operating properties ....        1,067        1,995       13,753
                                               ----------   ----------   ----------
                                               $   20,147   $    5,896   $   67,530
                                               ==========   ==========   ==========

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

22. COMMITMENTS AND CONTINGENCIES

      a. In January 2002, Kmart Corp., a tenant leasing seven properties owned by the Company which represent approximately $1,374,000 in annual rentals, filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code. Pursuant to an order of the Bankruptcy Court, four leases have been rejected representing approximately $713,000 in annual rents. The Company recorded a provision for loss of approximately $1.9 million on the four properties, whose leases were rejected, for the year ended December 31, 2001. The Company has not been notified regarding the three remaining leases representing approximately $661,000 in annual rents. At December 31, 2003 and 2002, the carrying value of the seven properties was approximately $5,482,000 and $6,529,000, respectively, which management believes is less than the estimate of net realizable value.

      Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great
Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada, has been consolidated with the case brought by Tiffiny.

      The initial complaint brought by Tiffiny asserts that Tiffiny performed certain construction services at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Statosphere Parties, and the other defendants, which the Stratosphere Parties contend has been paid to Great Western for payment to Tiffiny.

      Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

      The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059, of which $195,953 and $371,973 were disbursed to Tiffiny and Great Western in 2002, respectively, is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. The remaining amount has been segregated in a separate interest bearing account. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

      c. In January 2002, the Cape Cod Commission, (the "Commission"), a Massachusetts regional planning body created in 1989, concluded that AREP's New Seabury development is within its jurisdiction for review and approval (the "Administrative Decision"). It is the Company's position that the proposed residential, commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission's jurisdiction and that Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the Commission and a prior owner of the New Seabury property (the "Settlement Agreement").

      In February 2002, New Seabury Properties LLC ("New Seabury"), an AREP subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the Administrative Decision by the Commission, and a separate civil complaint to find the Commission in contempt of the Settlement Agreement. The Court subsequently consolidated the two complaints into one proceeding. In July 2003, New Seabury and the Commission filed cross motions for summary judgment.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

      Also, in July 2003, in accordance with a Court ruling, the Commission reconsidered the question of its jurisdiction over the initial development proposal and over a modified development proposal that New Seabury filed in March 2003. The Commission concluded that both proposals are within its jurisdiction (the Second Administrative Decision). In August 2003, New Seabury filed in Barnstable County Massachusetts Superior Court another civil complaint appealing the Second Administrative Decision to find the Commission in contempt of the Settlement Agreement.

      In November 2003, the Court ruled in New Seabury's favor on its July 2003 motion for partial summary judgment, finding that the special permit remains valid and that the modified development proposal is in substantial compliance with the Special Permit and therefore exempt from the Commission's jurisdiction (the Court did not yet rule on the initial proposal). Under the modified development proposal New Seabury could potentially develop up to 278 residential units and 145,000 square feet of commercial space. In March 2004, New Seabury moved for Summary Judgment to dispose of remaining claims under all three complaints and to obtain a final judgment from the Court. Also in March 2004, the Commission cross-moved for summary judgment on certain claims under each complaint. Under the initial proposal, New Seabury could potentially build up to 675 residential/hotel units and 80,000 square feet of commercial space. The Company cannot predict the effect on the development process if it loses any appeal or if the Commission is ultimately successful in asserting jurisdiction over any of the development proposals.

      The General Partner monitors all tenant bankruptcies and defaults and may, when it deems it necessary or appropriate, establish additional reserves for such contingencies.

      In addition, in the ordinary course of business, the Company, its subsidiaries and other companies in which the Company has invested are parties to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the Company's consolidated financial statements taken as a whole.

23. FAIR VALUE OF FINANCIAL INSTRUMENTS

CASH AND CASH EQUIVALENTS, RECEIVABLES, NOTE RECEIVABLE DUE FROM AFFILIATE, ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES AND THE PREFERRED LIMITED PARTNERSHIP UNITS LIABILITY

      The carrying amount of cash and cash equivalents, receivables, note receivable due from affiliate, and accounts payable, accrued expenses and other liabilities and the Preferred Limited Partnership Units Liability are carried at cost, which approximates their fair value.

MORTGAGES AND NOTES RECEIVABLE

      The fair values of the mortgages and notes receivable past due, in process of foreclosure, or for which foreclosure proceedings are pending, are based on the discounted cash flows of the underlying lease. The fair values of the mortgages and notes receivable satisfied after year end are based on the amount of the net proceeds received.

      The fair values of the mortgages and notes receivable which are current are based on the discounted cash flows of their respective payment streams.

      The approximate estimated fair values of the mortgages and notes receivable held as of December 31, 2003 and 2002 are summarized as follows (in $000's):

                     AT DECEMBER 31, 2003        AT DECEMBER 31, 2002
                     --------------------        --------------------
                       NET       ESTIMATED        NET        ESTIMATED
                   INVESTMENT    FAIR VALUE    INVESTMENT    FAIR VALUE
                   ----------    ----------    ----------    ----------

Total               $ 50,272       $ 55,000     $ 51,449      $ 53,973
                    ========       ========     ========      ========

      The net investment at December 31, 2003 and 2002 is equal to the carrying amount of the mortgage receivable less any deferred income recorded.

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES

MORTGAGES PAYABLE

      The approximate estimated fair values of the mortgages payable as of December 31, 2003 and 2002 are summarized as follows (in $000's):

                     AT DECEMBER 31, 2003        AT DECEMBER 31, 2002
                     --------------------        --------------------
                    CARRYING     ESTIMATED      CARRYING     ESTIMATED
                      VALUE      FAIR VALUE      VALUE       FAIR VALUE
                      -----      ----------      -----       ----------

Total               $180,989      $185,000      $171,848      $190,000
                    ========      ========      ========      ========

LIMITATIONS

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

24. EMPLOYEE BENEFIT PLANS

      a. Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of approximately $7,600,000, $6,500,000 and $4,900,000 for the years ended December 31, 2003, 2002 and 2001, respectively. Sufficient information is not available from the plans' sponsors to permit the Company to determine the adequacy of the plans' funding status.

      b. The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer, within prescribed limits, up to 15% of their income on a pre-tax basis through contributions to the plans. The Company currently matches, within prescribed limits, up to 6% of eligible employees' compensation at rates ranging from 33% to 50%. The Company recorded charges for matching contributions of approximately $422,000, $433,000 and $477,000, for the years ended December 31, 2003, 2002 and 2001, respectively.

25. REPURCHASE OF DEPOSITARY UNITS

      The Company has previously been authorized to repurchase up to 1,250,000 Depositary Units. As of December 31, 2003, the Company has purchased 1,137,200 Depositary Units at an aggregate cost of approximately $11,921,000.

26. SUBSEQUENT EVENTS


      On January 5, 2004, American Casino & Entertainment Properties LLC ("American Casino"), an indirect wholly-owned subsidiary of the Company, entered into an agreement to acquire two Las Vegas casino/hotels, Arizona Charlie's Decatur and Arizona Charlie's Boulder from Carl C. Icahn and an entity affiliated with Mr. Icahn, for an aggregate consideration of $125.9 million. The closing of the acquisition is subject to certain conditions, including among other things, obtaining all approvals necessary under the gaming laws. The terms of the transaction were approved by the Audit Committee, who received an opinion from its financial advisor as to the fairness of the consideration to be paid from a financial point of view. Upon receiving all approvals necessary under gaming laws and upon closing of the acquisition, the AREH will transfer 100% of the common stock of Stratosphere Corporation ("Stratosphere") to American Casino. As a result, following the acquisition and contribution, American Casino will own and operate three gaming and entertainment properties in the Las Vegas metropolitan area.

      Also, in January 2004, American Casino closed on its offering of Senior Secured Notes Due 2012. The Notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The proceeds will be held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie's Decatur and Boulder. The amount raised in excess of the acquisition cost and expenses will be used to repay intercompany debt and for general business purposes by the Company and its subsidiaries.

      Arizona Charlie's Decatur is located on approximately 17 acres of land, four miles west of the Las Vegas strip. An estimated 500,000 people live within a five-mile radius of the property. The property is easily accessible from Route 95, a major highway in Las Vegas. Arizona Charlie's Decatur contains approximately 52,000 square feet of gaming space, 258 hotel rooms, four restaurants and three bars. The property targets repeat customers from the surrounding communities. In 2003, revenues were $67.9 million.

      Arizona Charlie's Boulder is located on approximately 24 acres of land, seven miles east of the Las Vegas strip, near an I-515 interchange. The I-515 is the most heavily traveled east/west highway in Las Vegas. An estimated 423,000 people live within a five-mile radius of the property. Arizona Charlie's Boulder contains approximately 41,000 square feet of gaming space, 303 hotel rooms, four restaurants and a 202-space recreational vehicle park. As with the Arizona Charlie's Decatur property, the property targets repeat customers from the surrounding communities. In 2003, revenues were $31.2 million.